Exhibit 99.1

Delcath Announces Agreement for Extinguishment of Convertible Notes with Majority Holder

Agreement Contingent upon Shareholder Vote in Favor of the Proposed Reverse Stock Split

Voting Deadline Extended to September 7, 2017

NEW YORK (August 28, 2017) – Delcath Systems, Inc. (NASDAQ: DCTH), an interventional oncology Company focused on the treatment of primary and metastatic liver cancers, announces that the Company has negotiated an agreement for the extinguishment of its 2016 Convertible Notes from the holder of the majority of the Notes. The transaction is contingent upon the Company effecting a reverse stock split which requires shareholder approval through the current consent solicitation. If fully executed, the agreement will extinguish approximately 90% of the remaining $12.6 million in debt related to the Convertible Notes.

“We negotiated this agreement as a means of reducing future potential dilution from the Convertible Notes after a reverse stock split. We strongly urge shareholders to vote in favor of the proposed reverse stock split as it will now trigger the extinguishment of a substantial portion of the Convertible Notes. The proposed reverse stock split will also allow us to regain compliance with the Nasdaq Minimum Bid Price, which provides liquidity and other benefits to shareholders. Additionally, we believe a successful reverse stock split will provide the Company with the flexibility to raise new equity capital at potentially more beneficial terms, allowing us to continue to support our Clinical Development Program and commercial efforts in Europe where we believe shareholder value ultimately resides,” stated Jennifer K. Simpson, Ph.D., MSN, CRNP President and CEO of Delcath.

Under the terms of this new agreement, effective immediately, the Company’s Series A and B preferred shares will be redeemed and $1.65 million in restricted cash related to the Convertible Notes will be released to the Company. Following shareholder approval of the proposed reverse stock split, several additional transactions will occur to extinguish the Convertible Notes held by the majority Note Holder: the Note Holder shall release all restrictions on the $6.4 million of remaining restricted cash; the Note Holder shall redeem $4.0 million of Convertible Note; the Company and the Note Holder shall exchange $2.4 million of the remaining Convertible Notes for new warrants to purchase 40.0 million shares of Common Stock at an exercise price of $0.35. A final amount of $3.8 million in debt will remain outstanding until converted or redeemed in accordance with the original Convertible Note agreement. These transactions are estimated on a pre-split basis and will be subject to adjustment by the split ratio determined by its Board of Directors upon approval of the reverse split proposal.

A Vote in Favor of the Reverse Stock Split Proposal is Required to Trigger Extinguishment Agreement and Maintain Nasdaq Listing

If approved by the shareholders, a reverse stock split will bring the company’s stock price above $1.00 allowing the Company to meet NASDAQ’s minimum bid price requirement.

Should the Company not obtain approval for a reverse stock split, it is likely that the Company will be delisted from Nasdaq. Further, the Convertible Notes will not be extinguished because the Notes will likely be the primary or only source of funding once the Company is listed on an alternate market.

For these reasons, the Company’s Board of Directors encourages all shareholders to support the proposed reverse stock split. Shareholders are encouraged to read the Company’s Definitive Schedule 14A in detail for full information regarding the proposed reverse stock split.

Voting Deadline Extended to September 7, 2017 with Allowance to Change Consent

In order to properly consider this new information, the Company has amended its Consent Proposal materials to extend the consent deadline to September 7, 2017 and to permit shareholders to change their consents after initial submission by submitting a new consent form. Shareholders may also vote by calling (800) 454-8683 or by visiting www.proxyvote.com.

Proposal on Effecting a Reverse Stock Split

Delcath recently filed a Definitive Schedule 14A detailing a proposed reverse stock split, subject to shareholder approval. Delcath needs the ability to issue common shares to fund operations, support clinical programs, and explore alternative equity financing opportunities. However, the Company is currently at the maximum amount of authorized shares of common stock under its Certificate of Incorporation. Without a significant increase in available authorized shares, the Company is unable to undertake any type of equity financing. The proposed reverse stock split will reduce the number of shares outstanding and provide Delcath with the flexibility to raise equity capital and support its important clinical trials and commercial efforts in Europe.

In addition, the reverse stock split will allow Delcath to regain compliance with NASDAQ Capital Markets minimum bid price requirements, which provides liquidity and other important benefits to the Company and its investors.

About Delcath Systems

Delcath Systems, Inc. is an interventional oncology Company focused on the treatment of primary and metastatic liver cancers. Our investigational product – Melphalan Hydrochloride for Injection for use with the Delcath Hepatic Delivery System (Melphalan/HDS) – is designed to administer high-dose chemotherapy to the liver while controlling systemic exposure and associated side effects. We have commenced a global Phase 3 FOCUS clinical trial for Patients with Hepatic Dominant Ocular Melanoma (OM), and plans to initiate a Registration trial for intrahepatic cholangiocarcinoma (ICC) by the end of 2017 contingent on effecting the reverse stock split as outlined in the Company’s consent proposal. Melphalan/HDS has not been approved by the U.S. Food & Drug Administration (FDA) for sale in the U.S. In Europe, our system has been commercially available since 2012 under the trade name Delcath Hepatic CHEMOSAT® Delivery System for Melphalan (CHEMOSAT), where it has been used at major medical centers to treat a wide range of cancers of the liver.

Forward Looking Statements

Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to: the timing and results of the Company’s clinical trials including without limitation the OM and ICC clinical trial programs, timely enrollment and treatment of patients in the global Phase 3 OM clinical trial, IRB or ethics committee clearance of the Phase 3 OM and ICC Registration trial protocols from participating sites and the timing of site activation and subject enrollment in each trial, the impact of the presentations at major medical conferences and future clinical results consistent with the data presented, approval of Individual Funding Requests for reimbursement of the CHEMOSAT procedure, the impact, if any of ZE reimbursement on potential CHEMOSAT product use and sales in Germany, clinical adoption, use and resulting sales, if any, for the CHEMOSAT system to deliver and filter melphalan in Europe including the key markets of Germany and the UK, the Company’s ability to successfully commercialize the Melphalan HDS/CHEMOSAT system and the potential of the Melphalan HDS/CHEMOSAT system as a treatment for patients with primary and metastatic disease in the liver, our ability to obtain reimbursement for the CHEMOSAT system in various markets,, approval of the current or future Melphalan HDS/CHEMOSAT system for delivery and filtration of melphalan or other chemotherapeutic agents for various indications in the U.S. and/or in foreign markets, actions by the FDA or other foreign regulatory agencies, the Company’s ability to successfully enter into strategic partnership and distribution arrangements in foreign markets and the timing and revenue, if any, of the same, uncertainties relating to the timing and results of research and development projects, our ability to maintain NASDAQ listing, and uncertainties regarding the Company’s ability to obtain financial and other resources for any research, development, clinical trials and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

Contact:

Scott Gordon

President - CoreIR

Email: investorrelations@delcath.com